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                                                                    Exhibit 99.2

                      CORPORACION DURANGO, S.A., DE C.V.

 Offer to Exchange 13 1/8% Senior Notes Due 2006 and 13 1/2% Senior Notes due
                                   2008

                     of Corporacion Durango, S.A. de C.V.
                          For Any and All Outstanding
                12 5/8% Notes Due 2003 (CUSIP No. 40050MAA4) of
                    Grupo Industrial Durango, S.A. de C.V.
                 (US$250,000,000 Principal Amount Outstanding)
       and Solicitation of Consents with respect to Indenture Amendments

   THE EXPIRATION DATE OF THE EXCHANGE OFFER IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 27, 2001, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF GID NOTES (AS DEFINED BELOW) IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO AUGUST 27, 2001, BUT NOT THEREAFTER. THE COMPANY RESERVES THE RIGHT TO EXTEND THE EXCHANGE OFFER AT ANY TIME SUBJECT TO COMPLIANCE WITH APPLICABLE LAW.


   CONSENTS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE LATER TO OCCUR OF (I) 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2001, BY MAKING A VALID WITHDRAWAL OF THE RELATED TENDERED GID NOTES (SUCH TIME AND DATE, THE "CONSENT DATE") OR (II) THE TIME AND DATE THAT THE COMPANY HAS RECEIVED CONSENTS TO THE PROPOSED AMENDMENTS FROM THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING AMOUNT OF THE GID NOTES THEN OUTSTANDING. A WITHDRAWAL OF TENDERED GID NOTES AFTER THE CONSENT DATE WILL NOT CONSTITUTE A WITHDRAWAL OF A CONSENT.


                                                             July 30, 2001


To Broker Dealers, Commercial Banks, Trust
Companies and Depository Trust Company Participants:

  Enclosed for your consideration are the prospectus and consent solicitation dated July 30, 2001 (the "Prospectus"), and the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") relating to (i) the offer (the "Exchange Offer") by Corporacion Durango, S.A. de C.V., a company organized under the laws of the United Mexican States (the "Company"), to exchange US$1,030 in principal amount of its 13 1/8% Senior Notes due 2006 (the "2006 Notes") or US$1,030 in principal amount of its 13 1/2% Senior Notes due 2008 (the "2008 Notes" and, together with the "2006 Notes", the "Exchange Notes") for US$1,000 in principal amount of the 12 5/8% Notes due 2003 (the "GID Notes") of Grupo Industrial Durango, S.A. de C.V. ("GID") issued under an indenture (the "Indenture") dated as of July 25, 1996 between GID and The Chase Manhattan Bank, as Trustee and (ii) the solicitation for consents (the "Consents") from the holders of the GID Notes to certain proposed amendments to the Indenture, in each case, on the terms and subject to the conditions set forth in the Prospectus and Consent and Letter of Transmittal. Capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Prospectus.


General

  The Company is offering to exchange its Exchange Notes for your GID Notes at the exchange rate of US$1,030 in principal amount of Exchange Notes, for US$1,000 in principal amount of your GID Notes. In addition, if the Company receives a holder's consent prior to the consent date, the Company will pay the holder a consent payment equal to US$30 per US$1,000 principal amount of GID Notes payable as described below.

Enclosed Documents

  For your information and for forwarding to your clients, for whom you hold GID Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. Prospectus dated July 30, 2001;


    2. Consent and Letter of Transmittal for your use and for the information of your clients; and


    3. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold GID Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

  The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, including such Form W-9, in the case of a U.S. Holder, and the instructions attached to the Substitute Form W-8 BEN, including such Form W-8 BEN, in the case of a Non-U.S. Holder, which forms provide information relating to United States federal income tax withholding, shall be made available by the Information Agent upon your request.


  Holders will only be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

Exchange Offer

  A holder may select the form of consideration that it will receive for its GID Notes from the following two options, subject to the limitations described below:

  .  new 13 1/8% senior notes due 2006; and

  .  new 13 1/2% senior notes due 2008.


  Holders do not have to choose the same option for all the GID Notes that such holders tender. Holders do not have to tender all of their GID Notes to participate in the Exchange Offer.


  The Company will exchange up to a maximum amount of GID Notes for US$50 million in aggregate principal amount of 2006 Notes and US$200 million in aggregate principal amount of GID Notes for 2008 Notes.

  The 2006 Notes will be treated as a single class with the Company's outstanding US$180.0 million of Senior Notes due 2006 that the Company issued in February 2001. The CUSIP number of the 2006 Notes is 21986MAA3.

  The Exchange Notes will be issued in denominations of US$1,000 principal amount and integral multiples of US$1,000. Any fractional principal amount of Exchange Notes which a registered holder is entitled to receive in the Exchange Offer will be paid in cash.



  Either type of the Exchange Notes may be oversubscribed. In the event of oversubscription, the Company will issue the oversubscribed type of Exchange Notes on a pro rata basis in exchange for all GID Notes tendered for the oversubscribed type of Exchange Notes and will issue the other type of Exchange Notes in exchange for the balance of the tendered GID Notes. Therefore, a holder may receive a different type of Exchange Note than that for which the holder tendered for a portion of the GID Notes that such holder tendered.




  The Exchange Notes will pay interest on February 1 and August 1 of each year, commencing February 1, 2002. Interest on the Exchange Notes will accrue from August 1, 2001, irrespective of the settlement date of the Exchange Offer. Interest on the GID Notes for the period from February 1, 2001 to August 1, 2001 will be paid in cash as scheduled on August 1, 2001. No separate payment of accrued interest on the GID Notes will be made on the settlement date of the Exchange Offer.


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


  The Exchange Offer is conditioned on certain conditions set forth in the Prospectus under the caption "The Exchange Offer--Termination and Conditions," including, among other things, (i) the receipt of tenders from holders of at least 80% of the outstanding principal amount of GID Notes in this Exchange Offer and (ii) the absence of certain other events ("Closing Conditions").

Consent Solicitation

  In conjunction with the Exchange Offer, the Company is soliciting Consents to amend the GID Indenture under which the GID Notes were issued to delete substantially all of the restrictive covenants contained in the GID Indenture. By tendering their GID Notes in the Exchange Offer, holders will be deemed as having given their consents to the proposed amendments.

  Holders of GID Notes who tender GID Notes on or prior to the Consent Date will receive a payment in respect of their Consent to the proposed amendments to the GID Indenture in an amount equal to US$30 per US$1,000 principal amount of such holder's GID Notes (the "Consent Payment") if all of the Closing Conditions are satisfied. The Company will pay the Consent Payment in cash to the extent that the holder of GID Notes receives 2006 Notes or in additional 2008 Notes to the extent that the holder of GID Notes receives 2008 Notes in the Exchange Offer. The Exchange Notes will be issued in denominations of US$1,000 principal amount and integral multiples of US$1,000. Any fractional amount of 2008 Notes which a registered holder is entitled to receive as part of the Consent Payment will be paid in cash. If the Company does not receive the requisite Consents, or if the Exchange Offer is not consummated, the Consent will be deemed revoked, and the holder will not receive the Consent Payment.


  Holders of GID Notes must tender their GID Notes pursuant to the Exchange Offer in order to validly deliver consents to the proposed amendments pursuant to the consent solicitation and Holders of GID Notes may not tender their GID Notes without delivering the related Consent. Tendered Consents may be revoked at any time prior to the Consent Date. Tenders of GID Notes may be withdrawn at any time on or prior to August 27, 2001, but not thereafter. A valid withdrawal of tendered GID Notes prior to August 27, 2001 will not constitute the concurrent valid revocation of such Holder's Consent after the Consent Date.


Solicitation Fee

  The Company will pay to soliciting dealers a solicitation fee of US$2.50 per US$1,000 in principal amount of GID Notes tendered, not withdrawn and accepted for purchase and paid pursuant to the Exchange Offer, provided, that the aggregate solicitation fee paid to any one soliciting dealer shall not exceed US$15,000. As used herein, a "soliciting dealer" is an entity covered by a letter of transmittal which designated its name as having solicited and obtained the tender, and is:

  . any broker or dealer in securities, excluding the dealer manager, which is a member of any national securities exchange or of the National Association of Securities Dealers (NASD);

  . any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

  .  any bank or trust company.

  No such fee shall be payable to a soliciting dealer with respect to the tender of GID Notes by a holder unless the Notice of Solicited Tenders accompanying such tender designates such soliciting dealer. No such fee shall be payable to a soliciting dealer in respect of GID Notes registered in the name of such soliciting dealer unless such GID Notes are held by such soliciting dealer as nominee and are being tendered for the benefit of one or more beneficial owners. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a soliciting dealer with respect to GID Notes tendered for such soliciting dealer's own account.

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

No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, DTC, the Dealer Manager or the Information Agent for purposes of the Exchange Offer. For all purposes noted in all materials related to the Exchange Offer, the term "solicit" shall be deemed to mean no more than "processing GID Notes tendered" or "forwarding to customers materials relating to the Exchange Offer."

  The Company will also, upon request, reimburse soliciting dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Exchange Offer to their customers.

  The Company will also pay all transfer taxes, if any, applicable to the exchange of GID Notes pursuant to the Exchange Offer. If, however, our Exchange Notes or GID Notes for principal amounts not tendered or accepted for exchange are to be issued in the name of any person other than the registered holder of the GID Notes tendered, or if tendered GID Notes are registered in the name of any person other than the person for whom the agent's message is being transmitted, or if a transfer tax is imposed for any reason other than the exchange of GID Notes pursuant to this Exchange Offer, then the amount of any transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of transfer taxes will be billed directly to the tendering holder.

  IN ORDER FOR A SOLICITING DEALER TO RECEIVE A SOLICITATION FEE, THE CHASE MANHATTAN BANK AS EXCHANGE AGENT, MUST HAVE RECEIVED FROM SUCH SOLICITING DEALER A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF SOLICITED TENDERS IN THE FORM ATTACHED HERETO (OR FACSIMILE THEREOF) WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE EXCHANGE OFFER.

Conclusion

  We urge you to contact your clients promptly in order to obtain their instructions. Please note that the Exchange Offer will expire on the Expiration Date.

  Any inquiries you may have with respect to the Exchange Offer should be addressed to Banc of America Securities LLC, the exclusive Dealer Manager and Solicitation Agent for the Exchange Offer, at its address and telephone number as set forth on the final page of the Prospectus and the Consent and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from The Chase Manhattan Bank, the Exchange Agent for the Exchange Offer, at its address and telephone number as set forth on the inside back cover of the Prospectus and the Consent and Letter of Transmittal.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER AND SOLICITATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                          Very truly yours,

                                          Banc of America Securities LLC

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

                       CORPORACION DURANGO, S.A. DE C.V.

                      NOTICE OF SOLICITED TENDERS FOR THE
                        GID NOTES (CUSIP NO. 40050MAA4)

  List below the aggregate principal amount of GID Notes tendered by each beneficial owner whose tender you have solicited. All GID Notes beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the GID Notes in a separate signed schedule and affix the list to this Notice of Solicited Tenders.

  ALL NOTICES OF SOLICITED TENDERS SHOULD BE DETACHED BY TEARING ALONG THE PERFORATED EDGE AND RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE CONSENT AND LETTER OF TRANSMITTAL WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE OFFER. NOTICES MAY BE FAXED TO THE EXCHANGE AGENT BY ELIGIBLE INSTITUTIONS AT ((212) 638-7375 (ATT: VICTOR MATIS) OR
(212) 344-9367 (ATT: KENNETH STEVENS)). ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE CONSENT AND LETTER OF TRANSMITTAL.


  ALL SOLICITING DEALERS ARE REQUIRED TO COMPLETE THE FOLLOWING. PLEASE TYPE OR PRINT NEATLY.

                            Principal Amount of
DTC Participant  VOI Ticket   Notes Tendered               Number of
    Number        Number*      for Exchange     Beneficial Owner(s) Represented
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


* Complete if GID Notes delivered by book-entry transfer. Please submit a separate VOI ticket for GID Notes tendered when the solicitation fee is to be directed to another Soliciting Dealer.

  DO NOT SEND GID NOTES WITH THIS FORM. YOUR GID NOTES MUST BE TENDERED VIA DTC'S ATOP SYSTEM.


             PLEASE COMPLETE THE SIGNATURE FORM ON THE LAST PAGE.

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

                     SOLICITATION FEE PAYMENT INSTRUCTIONS

 ISSUE CHECK TO:

 Firm ____________________________________________________________________
                                 (Please Print)
 Attention _______________________________________________________________
 Address _________________________________________________________________
 _________________________________________________________________________
                               (Include Zip Code)
 Phone Number ____________________________________________________________
 Taxpayer Identification or Social Security No. __________________________ Applicable VOI Number __________ Principal Amount of GID Notes __________

 IF SOLICITATION FEES ARE PAID TO ANOTHER ELIGIBLE INSTITUTION(S), PLEASE COMPLETE THE FOLLOWING BOXES:

 ISSUE CHECK TO:

 Firm ____________________________________________________________________
                                 (Please Print)
 Attention _______________________________________________________________
 Address _________________________________________________________________
 _________________________________________________________________________
                               (Include Zip Code)
 Phone Number ____________________________________________________________
 Taxpayer Identification or Social Security No. __________________________ Applicable VOI Number __________ Principal Amount of GID Notes __________

 ISSUE CHECK TO:

 Firm ____________________________________________________________________
                                 (Please Print)
 Attention _______________________________________________________________
 Address _________________________________________________________________
                               (Include Zip Code)
 Phone Number ____________________________________________________________
 Taxpayer Identification or Social Security No. __________________________ Applicable VOI Number __________ Principal Amount of GID Notes __________



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

NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.

  All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

  The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offer; (iii) in soliciting tenders of GID Notes, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

Firm Name: __________________________________________________________________

By: _________________________________________________________________________

Title: ______________________________________________________________________

Address (Including Zip Code): _______________________________________________

Area Code and Telephone Number: _____________________________________________

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